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                                                                 Exhibit 23(c)

                           Consent of KPMG Peat Marwick LLP

We consent to the incorporation by reference in the registration statement on Form S-3 of FirstMerit Corporation of our report dated February 6, 1998, except as to note 1 (Stock Dividend), which is as of April 22, 1998, and note 15, which is as of June 29, 1998, with respect to the consolidated balance sheets of Signal Corp and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the years then ended, which report appears in the Form 8-K of FirstMerit Corporation dated August 31, 1998, and to the reference of our firm under the heading "Experts" in the registration statement on Form S-3.

Our report refers to the adoption of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," in 1997.

/s/ KPMG Peat Marwick LLP

Cleveland, Ohio
August 28, 1998